  As filed with the Securities and Exchange Commission on September 13, 1996.

                                            Registration No. 333-_______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                MATRITECH, INC.
            (Exact Name of Registrant as Specified in Its Charter)

               DELAWARE                                   04-2985132
(State or Other Jurisdiction of                       (I.R.S. Employer
Incorporation or Organization)                       Identification No.)


                               330 NEVADA STREET
                          NEWTON, MASSACHUSETTS 02160
                                (617) 928-0820
              (Address of Principal Executive Offices)  (Zip Code)
                      ____________________________________

                                1992 STOCK PLAN
                           (Full Title of the Plan)
                      ____________________________________

                                STEPHEN D. CHUBB
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                              330 NEVADA STREET
                          NEWTON,  MASSACHUSETTS 02160
                                 (617) 928-0820
           (Name, Address, Including Zip Code, and Telephone Number,
                  Including Area Code, of Agent for Service)
                      ____________________________________

                                    Copy to:
                              RUFUS C. KING, ESQ.
                        TESTA, HURWITZ & THIBEAULT, LLP
                               HIGH STREET TOWER
                                125 HIGH STREET
                               BOSTON, MA  02110
                                (617) 248-7000

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================


                                                    Proposed                  Proposed
Title of Securities     Amount to be                Maximum                   Maximun                  Amount of
to be Registered         Registered            Offering Price Per            Aggregate              Registration Fee
                                                     Share/1              Offering Price
- ------------------------------------------------------------------------------------------------------------------------------------

1992 STOCK PLAN               375,000               $10.438                 $3,914,250                  $1,349.74
Common Stock, par value
 $.01
====================================================================================================================================


/1/None of such shares are currently subject to outstanding options. Pursuant to Regulation C, Rule 457(h)(1) under the Securities Act of 1933, as amended, the price of $10.438 per share, which is the average of the high and low prices of the Common Stock as reported on the Nasdaq Small-Cap Market on September 9, 1996, is set forth solely for purposes of calculating the filing fee.

      This Registration Statement registers additional securities of the same class as other securities for which Registration Statement No. 33-50244 on Form S-8 as filed with the Securities and Exchange Commission (the "SEC") on July 30, 1992 and Registration Statement No. 33-93198 on Form S-8 as filed with the SEC on June 6, 1995, relating to the Matritech, Inc. 1992 Stock Plan are effective. Pursuant to General Instruction E, the contents of the above-listed Registration Statements are hereby incorporated by reference.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits
- ------   --------

      Exhibit No.           Description of Exhibits
      ------------          ------------------------
            4.1              1992 Stock Plan of the Registrant, as amended

            5.1              Opinion of Testa, Hurwitz & Thibeault, LLP

           23.1              Consent of Arthur Andersen LLP

           23.2              Consent of Testa, Hurwitz & Thibeault, LLP
                             (included in Exhibit 5.1)

           24.1 Power of Attorney (contained in Pages 2 and 3 of this Registration Statement)


Item 9.  Undertakings.
- ------   ------------

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, Commonwealth of Massachusetts, on September 13, 1996.


                                    MATRITECH, INC.


                                    /s/ Stephen D. Chubb
                                    ------------------------------------------
                                    Stephen D. Chubb
                                    Director, Chairman and
                                    Chief Executive Officer



                        POWER OF ATTORNEY AND SIGNATURES

    We, the undersigned officers and directors of Matritech, Inc., hereby severally constitute and appoint Stephen D. Chubb and Leslie R. Teso, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, all pre-effective and post-effective amendments to this registration statement, and generally to do all things in our names and on our behalf in such capacities to enable Matritech, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                             Title                 Date
- ----------                                         ----------             -------

/s/ Stephen D. Chubb                         Director, Chairman and     September 13, 1996
- --------------------------------------       Chief Executive Officer,
Stephen D.  Chubb                            (Principal Executive
                                              Officer)



/s/ David L.  Corbet                         Director, President and    September 13, 1996
- --------------------------------------       Chief Operating Officer
David L.  Corbet


/s/ Leslie R.  Teso                          Vice President, Finance,   September 13, 1996
- --------------------------------------       Secretary and Treasurer
Leslie R.  Teso                              (Principal Accounting
                                              Officer)




/s/ J. Robert Buchanan                       Director                   August 27, 1996
- --------------------------------------
J. Robert Buchanan



/s/ Thomas R.  Morse                         Director                   September 13, 1996
- --------------------------------------
Thomas R.  Morse


/s/ David Rubinfien                          Director                   September 13, 1996
- --------------------------------------
David Rubinfien


T. Stephen Thompson                          Director                   September 13, 1996
- --------------------------------------
T. Stephen Thompson


C. William Zadel                             Director                   August 26, 1996
- --------------------------------------
C. William Zadel

                                 EXHIBIT INDEX
                               -----------------


        Exhibit No.          Description of Exhibit                           Page
        ------------         -----------------------                          ----
            4.1              1992 Stock Plan of the Registrant, as amended

            5.1              Opinion of Testa, Hurwitz & Thibeault,
                             LLP

           23.1              Consent of Arthur Andersen LLP

           23.2              Consent of Testa, Hurwitz & Thibeault,
                             LLP (included in Exhibit 5.1)

           24.1              Power of Attorney (contained in Pages 2 and
                             3 of this Registration Statement)
